Exhibit 99.1

Fox Factory Holding Corp. Announces Third Quarter 2017 Financial Results

Third Quarter 2017 Sales Increase 16.9% to a Record $127.4 Million and Exceeds Company Guidance
Gross Margin Increases 140 Basis Points to 33.4%
Achieves Earnings per Diluted Share of $0.41; Record Adjusted Earnings per Diluted Share of $0.46
Raises Fiscal Year 2017 Guidance

SCOTTS VALLEY, California - November 1, 2017 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”) today reported financial results for the third quarter and nine months ended September 29, 2017.

Third Quarter Fiscal 2017 Highlights

•	Sales increased 16.9% to $127.4 million compared to $109.0 million in the same period last fiscal year

•
Gross margin increased 140 basis points to 33.4% compared to 32.0% in the same period last fiscal year; Non-GAAP adjusted gross margin increased 130 basis points to 33.4% compared to 32.1% in the same period last fiscal year

•
Net income was $16.1 million, or 12.6% of sales, compared to $13.7 million, or 12.6% of sales in the same period last fiscal year; Net income was $0.41 per diluted share, compared to $0.36 per diluted share in the same period last fiscal year

•
Non-GAAP adjusted net income was $18.0 million, or $0.46 adjusted earnings per diluted share, compared to $16.6 million, or $0.44 adjusted earnings per diluted share in the same period last fiscal year

•	Adjusted EBITDA was $27.0 million, or 21.2% of sales, compared to $20.9 million, or 19.2% of sales in the same period last fiscal year

“We are pleased to report another quarter of record sales and earnings results which exceeded our expectations. Our third quarter results reflect continued broad success across both our powered vehicle and bike businesses,” stated Larry L. Enterline, FOX’s Chief Executive Officer. “Looking ahead, our team remains committed to further building the FOX brand presence in our existing product categories and consistently pursuing new market opportunities.”
Sales for the third quarter of fiscal 2017 were $127.4 million, an increase of 16.9% as compared to sales of $109.0 million in the third quarter of fiscal 2016. This increase reflects a 27.3% increase in sales of powered vehicle products and an 8.8% increase in sales of bike products. The increase in sales of powered vehicle products was primarily due to continued high demand for on and off-road suspension products including increased original equipment manufacturer (“OEM”) sales. The increase in sales of bike products primarily reflects new product introductions, favorable spec positions, and strong sell through with certain higher growth OEMs.
Gross margin was 33.4% for the third quarter of fiscal 2017, a 140 basis point improvement from gross margin of 32.0% in the third quarter of fiscal 2016. The improvement in gross margin was primarily due to favorable product and customer mix and improved manufacturing efficiencies. On a non-GAAP basis, adjusted gross margin increased 130 basis points, excluding the effects of acquisition related costs in the third quarter of last year. A reconciliation of gross profit to non-GAAP adjusted gross profit and the resulting non-GAAP adjusted gross margin is provided at the end of this press release.

Total operating expenses were $22.2 million for the third quarter of fiscal 2017 compared to $19.8 million in the third quarter of the prior fiscal year. The increase in operating expenses is primarily a result of strategic investments to support future business growth, increased incentive and stock-based compensation expense, and higher ongoing patent litigation-related expenses, partially offset by the conclusion of the Company’s acquisition-related compensation arrangements. Non-GAAP operating expenses were $19.8 million, or 15.5% of sales in the third quarter of fiscal 2017 compared to $17.1 million, or 15.7% of sales in the third quarter of the prior fiscal year. Reconciliations of operating expense to non-GAAP operating expense are provided at the end of this press release.
The effective tax rate was 19.5% in the third quarter of 2017, compared to 9.0% in the third quarter of 2016. The increase in the effective tax rate was primarily due to an increase in pre-tax income and resulting tax expense while benefits from various credits and deductions remain relatively constant, and an increase in non-creditable foreign withholding tax.
Net income in the third quarter of fiscal 2017 was $16.1 million, compared to $13.7 million in the third quarter of the prior fiscal year. Earnings per diluted share for the third quarter of fiscal 2017 were $0.41, compared to $0.36 in the third quarter of fiscal 2016.
Adjusted EBITDA in the third quarter of fiscal 2017 was $27.0 million, compared to $20.9 million in the third quarter of fiscal 2016. Adjusted EBITDA margin in the third quarter of fiscal 2017 was 21.2%, compared to 19.2% in the third quarter of fiscal 2016. Reconciliations of net income to adjusted EBITDA and the calculation of adjusted EBITDA margin are provided at the end of this press release.
Non-GAAP adjusted net income was $18.0 million, or $0.46 adjusted earnings per diluted share, compared to $16.6 million, or $0.44 adjusted earnings per diluted share in the same period last fiscal year. Reconciliations of net income to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.
First Nine Months Fiscal Year 2017 Results
Sales for the nine months ended September 29, 2017, were $354.5 million, an increase of 21.6% compared to the same period in 2016. Sales of powered vehicle and bike products increased 39.9% and 8.5%, respectively, for the first nine months of 2017 compared to the prior year period.
Gross margin was 32.5% in the first nine months of fiscal 2017, an 80 basis point increase, compared to gross margin of 31.7% in the first nine months of fiscal 2016. The year-to-date gross margin improved primarily due to product and customer mix and manufacturing efficiencies.
Net income in the first nine months of fiscal 2017 was $40.3 million, compared to $25.9 million in the first nine months of fiscal 2016. Earnings per diluted share for the first nine months of fiscal 2017 was $1.04, compared to $0.69 in the same period of fiscal 2016.
Adjusted EBITDA increased to $70.2 million in the first nine months of fiscal 2017, compared to $51.0 million in the first nine months of fiscal 2016. Adjusted EBITDA margin in the first nine months of fiscal 2017 was 19.8%, compared to 17.5% in the first nine months of fiscal 2016. Reconciliations of net income to adjusted EBITDA and the calculation of non-GAAP adjusted EBITDA margin are provided at the end of this press release.
Non-GAAP adjusted net income was $46.6 million, or $1.20 adjusted earnings per diluted share, compared to $34.4 million, or $0.91 adjusted earnings per diluted share in the same period of the prior fiscal year. Reconciliations of net income to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.

Balance Sheet Highlights
As of September 29, 2017, the Company had cash and cash equivalents of $36.8 million compared to $35.3 million at December 30, 2016. Total debt was $64.0 million, compared to $66.7 million as of December 30, 2016. Inventory was $92.0 million as of September 29, 2017, compared to $71.2 million as of December 30, 2016. As of September 29, 2017, accounts receivable and accounts payable were $69.3 million and $47.3 million, respectively, compared to December 30, 2016 balances of $61.6 million and $36.2 million, respectively. The changes in accounts receivable, inventory and accounts payable are primarily attributable to business growth and the Company’s normal seasonality. Accrued expenses decreased to $27.3 million as of September 29, 2017, from $34.4 million as of December 30, 2016, primarily due to the final earn-out payment related to one of the Company’s 2014 acquisitions, partially offset by the result of the Company’s normal business seasonality.

Fiscal 2017 Guidance
For the fourth quarter of fiscal 2017, the Company expects sales in the range of $114.0 million to $119.0 million and non-GAAP adjusted earnings per diluted share in the range of $0.30 to $0.34.
For the full fiscal year 2017, the Company raises its previous guidance and now expects sales in the range of $468.5 million to $473.5 million and non-GAAP adjusted earnings per diluted share in the range of $1.50 to $1.54.
Non-GAAP adjusted earnings per diluted share exclude the following items net of applicable tax: amortization of purchased intangibles, contingent consideration valuation adjustment, acquisition-related compensation expense including related foreign currency transaction gains and losses, certain acquisition-related adjustments and expenses, litigation-related expenses and offering expenses. Additionally, non-GAAP adjusted earnings per diluted share excludes the tax benefit related to the resolution of audits by taxing authorities. A quantitative reconciliation of non-GAAP adjusted earnings per diluted share for the fourth quarter and full fiscal year 2017 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such a reconciliation.
Conference Call & Webcast
The Company will hold an investor conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern Time). The conference call dial-in number for North America listeners is (877) 425-9470, and international listeners may dial (201) 389-0878; the conference ID is 13671888. Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.
About Fox Factory Holding Corp. (NASDAQ: FOXF)
Headquartered in Scotts Valley, CA, Fox Factory Holding Corp. designs and manufactures performance-defining ride dynamics products primarily for bicycles, on-road and off-road vehicles and trucks, side-by-side vehicles, all-terrain vehicles, snowmobiles, specialty vehicles and applications, and motorcycles. The Company is a direct supplier to leading power vehicle OEMs. Additionally, the Company supplies top bicycle OEMs and their contract manufacturers, and provides aftermarket products to retailers and distributors.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), FOX is including in this press release “non-GAAP gross margin”, “non-GAAP operating expense”, “non-GAAP adjusted net income”, “non-GAAP adjusted earnings per diluted share”, “adjusted EBITDA”, and “adjusted EBITDA margin”, which are non-GAAP financial measures. FOX defines non-GAAP gross margin as gross profit margin adjusted for certain acquisition related costs. FOX defines non-GAAP operating expense as operating expense adjusted for amortization of purchased intangibles, contingent consideration valuation adjustments, acquisition-related compensation expense, costs of its secondary and offerings, acquisition related operating expenses, and litigation-related costs. FOX defines non-GAAP adjusted net income as net income adjusted for amortization of purchased intangibles, contingent consideration valuation adjustments, acquisition-related compensation expense including related foreign currency transaction gains and losses, costs of its secondary and offerings, acquisition related expenses, and litigation-related costs, all net of applicable tax as well as tax benefits related to the resolution of audits by taxing authorities. These adjustments are more fully described in the tables included at the end of this press release. Non-GAAP adjusted earnings per diluted share is defined as non-GAAP adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, offering expense, contingent consideration valuation adjustments, acquisition related compensation expense including related foreign currency transaction gains and losses, litigation-related costs, and certain other acquisition related that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.
FOX includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP gross margin, non-GAAP operating expense, non-GAAP adjusted net income and adjusted EBITDA (and accordingly, non-GAAP adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP gross margin, non-GAAP operating expense, non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

Fox Factory Holding Corp.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	September 29,	December 30,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$36,763	$35,280
Accounts receivable (net of allowances of $519 and $397 at September 29, 2017 and December 30, 2016, respectively)	69,262	61,617
Inventory	91,962	71,243
Prepaids and other current assets	15,611	14,772
Total current assets	213,598	182,912
Property, plant and equipment, net	37,515	32,262
Deferred tax assets	11,232	4,082
Goodwill	57,878	57,781
Intangibles, net	55,839	57,855
Other assets	590	708
Total assets	$376,652	$335,600
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$47,326	$36,240
Accrued expenses	27,306	34,435
Reserve for uncertain tax positions	6,872	7,204
Current portion of long-term debt	4,567	3,625
Current portion of contingent consideration	—	5,532
Total current liabilities	86,071	87,036
Long-term debt, less current portion	59,397	63,058
Deferred rent	614	569
Total liabilities	146,082	150,663
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of September 29, 2017 and December 30, 2016	—	—
Common stock, $0.001 par value — 90,000 authorized; 38,404 shares issued and 37,514 outstanding as of September 29, 2017; 37,781 shares issued and 36,891 outstanding as of December 30, 2016	38	37
Additional paid-in capital	111,794	108,049
Treasury stock, at cost; 890 common shares as of September 29, 2017 and December 30, 2016	(13,754)	(13,754)
Accumulated other comprehensive loss	(632)	(2,193)
Retained earnings	133,124	92,798
Total stockholders’ equity	230,570	184,937
Total liabilities and stockholders’ equity	$376,652	$335,600

Fox Factory Holding Corp.
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	For the three months ended		For the nine months ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Sales	$127,399	$109,011	$354,540	$291,522
Cost of sales	84,802	74,125	239,172	199,191
Gross profit	42,597	34,886	115,368	92,331
Operating expenses:
Sales and marketing	6,914	6,417	20,574	19,447
Research and development	5,547	4,724	15,011	13,698
General and administrative	9,061	7,129	25,263	20,159
Amortization of purchased intangibles	697	712	2,089	2,289
Fair value adjustment of contingent consideration and acquisition-related compensation	—	818	1,447	4,681
Total operating expenses	22,219	19,800	64,384	60,274
Income from operations	20,378	15,086	50,984	32,057
Other expense, net:
Interest expense	602	555	1,696	1,515
Other (income) expense, net	(181)	(507)	285	365
Other expense, net	421	48	1,981	1,880
Income before income taxes	19,957	15,038	49,003	30,177
Provision for income taxes	3,885	1,354	8,677	4,315
Net income	$16,072	$13,684	$40,326	$25,862
Earnings per share:
Basic	$0.43	$0.37	$1.08	$0.70
Diluted	$0.41	$0.36	$1.04	$0.69
Weighted average shares used to compute earnings per share:
Basic	37,474	36,777	37,312	36,774
Diluted	38,817	37,786	38,700	37,747

FOX FACTORY HOLDING CORP.
NET INCOME TO NON-GAAP ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF NON-GAAP ADJUSTED EARNINGS PER SHARE
(In thousands, except per share data)
(Unaudited)

The following table provides a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to non-GAAP adjusted net income (a non-GAAP measure), and the calculation of non-GAAP adjusted earnings per share (a non-GAAP measure) for the three and nine months ended September 29, 2017 and September 30, 2016. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016

Net income	$16,072	$13,684	$40,326	$25,862
Amortization of purchased intangibles	697	712	2,089	2,289
Fair value adjustment of contingent consideration and acquisition related compensation (1)	—	818	1,447	5,172
Patent litigation-related expenses	1,333	786	3,170	1,932
Other acquisition and integration related expenses (2)	403	251	821	913
Offering expense (3)	—	179	113	428
Reapportionment audit resolution tax benefit (4)	—	—	—	(477)
Tax impact of reconciling items above (5)	(541)	172	(1,352)	(1,704)
Non-GAAP adjusted net income	$17,964	$16,602	$46,614	$34,415

Non-GAAP adjusted EPS
Basic	$0.48	$0.45	$1.25	$0.94
Diluted	$0.46	$0.44	$1.20	$0.91

Weighted average shares used to compute non-GAAP adjusted EPS
Basic	37,474	36,777	37,312	36,774
Diluted	38,817	37,786	38,700	37,747

(1) Represents a portion of the acquisitions’ purchase price classified as compensation expense and the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and projected performance, as applicable, and a foreign currency transaction loss on the settlement of our Canadian Dollar denominated acquisition related compensation liability, per period as follows:

	For the three months ended		For the nine months ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Purchase price classified as compensation expense	$—	$1,418	$1,597	$4,442
Revaluation of Sport Truck contingent consideration	—	(600)	(150)	239
Currency transaction loss on settlement of acquisition related compensation liability	—	—	—	491
Fair value adjustment of contingent consideration and acquisition related compensation	$—	$818	$1,447	$5,172

(2) Represents various other acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of the Marzocchi assets, per period as follows:

	For the three months ended		For the nine months ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Acquisition related costs and expenses	$403	$198	$821	$754
Finished goods inventory valuation adjustment	—	53	—	159
Other acquisition and integration related expenses	$403	$251	$821	$913

(3) Represents costs and expenses of $113, $179 and $249 incurred related to the secondary offerings of common stock completed in March 2017, August 2016, and March 2016, respectively.
(4) Represents the recognition of previously uncertain tax benefits associated with the 2014 reapportionment of 2009-2012 income as a result of the conclusion of the 2011 and 2012 California Franchise Tax Board audits.
(5) Tax impact calculated based on the respective year to date effective tax rates.

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION AND
CALCULATION OF NET INCOME MARGIN AND ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)

The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and the calculations of net income margin and adjusted EBITDA margin (a non-GAAP measure) for the three and nine months ended September 29, 2017 and September 30, 2016. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016

Sales	$127,399	$109,011	$354,540	$291,522

Net income	$16,072	$13,684	$40,326	$25,862
Provision for income taxes	3,885	1,354	8,677	4,315
Depreciation and amortization	2,545	2,291	7,098	6,412
Non-cash stock based compensation	2,311	1,529	6,600	4,621
Fair value adjustment of contingent consideration and acquisition related compensation (1)	—	818	1,447	4,681
Patent litigation-related expenses	1,333	786	3,170	1,932
Other acquisition and integration related expenses (2)	403	251	821	913
Offering expense (3)	—	179	113	428
Other expense, net	421	48	1,981	1,880
Adjusted EBITDA	$26,970	$20,940	$70,233	$51,044

Net Income Margin	12.6%	12.6%	11.4%	8.9%

Adjusted EBITDA Margin	21.2%	19.2%	19.8%	17.5%

(1) Represents a portion of the acquisitions’ purchase price classified as compensation expense and the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and project performance, as applicable, per period as follows:

	For the three months ended		For the nine months ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Purchase price classified as compensation expense	$—	$1,418	$1,597	$4,442
Revaluation of Sport Truck contingent consideration	—	(600)	(150)	239
Fair value adjustment of contingent consideration and acquisition related compensation	$—	$818	$1,447	$4,681

(2) Represents various other acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of the Marzocchi assets, per period as follows:

	For the three months ended		For the nine months ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Acquisition related costs and expenses	$403	$198	$821	$754
Finished goods inventory valuation adjustment	—	53	—	159
Other acquisition and integration related expenses	$403	$251	$821	$913

(3) Represents costs and expenses of $113, $179 and $249 incurred related to the secondary offerings of common stock completed in March 2017, August 2016, and March 2016, respectively.

FOX FACTORY HOLDING CORP.
GROSS PROFIT TO NON-GAAP ADJUSTED GROSS PROFIT RECONCILIATION AND
CALCULATION OF GROSS MARGIN AND NON-GAAP ADJUSTED GROSS MARGIN
(In thousands)
(Unaudited)

The following table provides a reconciliation of gross profit to non-GAAP adjusted gross profit (a non-GAAP measure) for the three and nine months ended September 29, 2017 and September 30, 2016, and the calculation of gross margin and non-GAAP adjusted gross margin (a non-GAAP measure). These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016

Sales	$127,399	$109,011	$354,540	$291,522

Gross Profit	$42,597	$34,886	$115,368	$92,331
Amortization of acquired inventory valuation markup (1)	—	53	—	159
Non-GAAP Adjusted Gross Profit	$42,597	$34,939	$115,368	$92,490

Gross Margin	33.4%	32.0%	32.5%	31.7%

Non-GAAP Adjusted Gross Margin	33.4%	32.1%	32.5%	31.7%

(1) Represents the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of the Marzocchi assets of $53 and $159 for the three and nine month periods ending September 30, 2016, respectively.

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO NON-GAAP OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF OPERATING EXPENSE AND NON-GAAP OPERATING EXPENSE AS A PERCENTAGE OF SALES
(In thousands)
(Unaudited)
The following tables provide a reconciliation of operating expense to non-GAAP operating expense (a non-GAAP measure) and the calculations of operating expense as a percentage of sales and non-GAAP operating expense as a percentage of sales (a non-GAAP measure), for the three and nine months ended September 29, 2017 and September 30, 2016. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016

Sales	$127,399	$109,011	$354,540	$291,522

Operating expense	$22,219	$19,800	$64,384	$60,274
Amortization of purchased intangibles	(697)	(712)	(2,089)	(2,289)
Fair value adjustment of contingent consideration and acquisition related compensation (1)	—	(818)	(1,447)	(4,681)
Patent litigation-related expenses	(1,333)	(786)	(3,170)	(1,932)
Other acquisition and integration related expenses (2)	(403)	(198)	(821)	(754)
Offering expense (3)	—	(179)	(113)	(428)
Non-GAAP operating expense	$19,786	$17,107	$56,744	$50,190

Operating expense as a percentage of sales	17.4%	18.2%	18.1%	20.7%

Non-GAAP operating expense as a percentage of sales	15.5%	15.7%	16.0%	17.2%

(1) Represents a portion of the acquisitions’ purchase price classified as compensation expense and the periodic revaluation of the Company’s contingent consideration associated with the acquisition of Sport Truck based on actual and projected performance, as applicable, per period as follows:

	For the three months ended		For the nine months ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Purchase price classified as compensation expense	$—	$(1,418)	$(1,597)	$(4,442)
Revaluation of Sport Truck contingent consideration	—	600	150	(239)
Fair value adjustment of contingent consideration and acquisition related compensation	$—	$(818)	$(1,447)	$(4,681)

(2) Represents various other acquisition related costs and expenses incurred to integrate acquired entities into the Company’s operations of $403 and $821, and $198 and $754, for the three and nine months ended September 29, 2017 and September 30, 2016, respectively.
(3) Represents costs and expenses of $113, $179 and $249 incurred related to the secondary offerings of common stock completed in March 2017, August 2016, and March 2016, respectively.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future non-GAAP adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; the Company’s ability to improve operating and supply chain efficiencies; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the possibility that the Company could experience a disruption in connection with the transition of the majority of the Company’s mountain bike suspension component manufacturing operations to Taiwan or unexpected difficulties in such operations; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; future economic or market conditions; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
ICR
Katie Turner
646-277-1228
Katie.Turner@icrinc.com